Exhibit 10.1

WAIVER AND AMENDMENT TO
WAIVER AND TENTH AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND AMENDMENT TO WAIVER AND TENTH AMENDMENT TO CREDIT AGREEMENT (this “Waiver and Amendment”) dated as of August 25, 2016, among YUMA EXPLORATION AND PRODUCTION COMPANY, INC., a Delaware corporation (the “Borrower”), the undersigned lenders party to the Credit Agreement (the “Lenders”) and SOCIÉTÉ GÉNÉRALE, in its capacity as Administrative Agent and Issuing Bank (the “Administrative Agent”).
RECITALS
A. The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of August 10, 2011 (the “Original Credit Agreement”), as amended by that certain First Amendment and Limited Waiver to Credit Agreement and Assignment, dated as of September 30, 2012, as further amended by that certain Second Amendment to Credit Agreement and Assignment, dated as of February 13, 2013, as further amended by that certain Third Amendment to Credit Agreement and Assignment, dated as of May 20, 2013, as further amended by that certain Fifth Amendment to Credit Agreement, dated as of October 14, 2014, as further amended by that certain Sixth Amendment to Credit Agreement, dated as of January 23, 2015, as further amended by that certain Seventh Amendment to Credit Agreement, dated as of April 7, 2015, as further amended by that certain Eighth Amendment to Credit Agreement dated as of July 27, 2015, as further amended by that certain Waiver, Borrowing Base Redetermination and Ninth Amendment to Credit Agreement dated as of December 30, 2015 (the “Ninth Amendment”), and as further amended by that certain Waiver and Tenth Amendment to Credit Agreement entered into on June 6, 2016, but effective as of May 31, 2016 (the “Tenth Amendment”) (the Original Credit Agreement, as so amended, and as otherwise amended, restated, modified or supplemented from time to time until the date hereof, the “Credit Agreement”).
B. The Borrower has provided to the Administrative Agent and the Lenders the financial information for the four-quarter period ended June 30, 2016, which demonstrated that the Borrower had breached one or more of the financial ratios under Section 9.01 of the Credit Agreement for such period.
C. Yuma Energy, Inc. (“Yuma Energy”), certain merger subsidiaries of Yuma Energy and Davis Petroleum Acquisition Corp. (“Davis”, and together with Yuma Energy and the merger subsidiaries of Yuma Energy, the “Merger Agreement Parties”) have executed a certain Agreement and Plan of Merger and Reorganization dated as of February 10, 2016 (as in effect on May 31, 2016, the “Merger Agreement”), pursuant to which Yuma Energy, its merger subsidiaries and Davis shall effectuate certain merger transactions more particularly described therein (the “Merger”).
D. After the Borrower advised the Administrative Agent that the consummation of the Merger had been delayed until the third quarter 2016 and informed the Administrative Agent that the Borrower had failed to satisfy certain milestones established by the Ninth Amendment, the Borrower, the Administrative Agent and the Lenders entered into the Tenth Amendment to waive conditionally, among other breaches, the Borrower’s failure to comply with the covenants set forth in Section 6 of the Ninth Amendment and to establish updated milestones for the consummation of the Merger.
E.  Pursuant to the Tenth Amendment, failure of the S-4 to become effective on or before August 15, 2016 constitutes a Waiver and Amendment Extension Termination Date event.
F. The Borrower has informed the Administrative Agent and the Lenders that the S-4 did not become effective on or before August 15, 2015.
G. The Borrower has advised the Administrative Agent that consummation of the Merger, which was originally contemplated to be completed on or before September 30, 2016, likely has been delayed until the fourth quarter of 2016.
H. Section 9.01 of the Merger Agreement provides that the Merger may be terminated or abandoned if the Merger is not consummated on or before September 30, 2016.

I. The Borrower has requested certain amendments, supplements, waivers and modifications to the Tenth Amendment and, subject to the conditions precedent set forth herein, the parties hereto have agreed to so amend, supplement, waive or otherwise modify the Tenth Amendment as set forth herein.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Same Terms. All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Credit Agreement, as amended by this Waiver and Amendment, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Waiver and Amendment, as the same shall hereafter be amended from time to time.
2. Amendments to Tenth Amendment. The Tenth Amendment is amended as follows:
A. The definition of “Waiver and Amendment Extension Termination Date” is hereby amended by replacing each instance of “August 15, 2016” with the date “September 23, 2016” and by replacing “September 30, 2016” with the date “October 31, 2016”.
B. The definition of “Waiver and Amendment Extension Termination Date” is hereby further amended by renumbering clause (4) as clause (5) and inserting the following new clause (4) immediately after the existing clause (3) thereof to provide as follows:
“(4) if the Administrative Agent has not received a certificate of an Authorized Officer of the Borrower, certifying that (a) an amendment to the Merger Agreement has been consummated to extend the September 30, 2016 termination date to a date not earlier than October 31, 2016 and (b) attached thereto is a true and complete executed copy of such Merger Agreement amendment, on or before September 6, 2016, then September 6, 2016”

C. The Waiver and Amendment Extension Ticking Fee Grid in Section 6(G) of the Tenth Amendment is hereby amended by deleting “, but on or before September 30, 2016”.
3. Postponement of the Borrowing Base Redetermination.
A. For the avoidance of doubt, the spring 2016 Scheduled Redetermination shall be postponed until the Waiver and Amendment Extension Termination Date, as amended by this Waiver and Amendment, at which time the Borrowing Base shall be automatically reduced by $9,800,000 to $20,000,000 (unless, on or before the Waiver and Amendment Extension Termination Date, as amended by this Waiver and Amendment, the requisite Lenders determine to reduce the Borrowing Base by or to a different amount in accordance with the Credit Agreement), which Borrowing Base shall remain in effect until the next redetermination of the Borrowing Base in accordance with the Credit Agreement; provided, however, that if the automatic Borrowing Base reduction by $9,800,000 (or such other amount) results in a Borrowing Base Deficiency, then the Borrower acknowledges and agrees that (1) notwithstanding anything to the contrary provided in Section 3.04(c) of the Credit Agreement, (x) within two (2) Business Days following such automatic reduction, the Borrower shall make a single lump sum payment in an amount equal to the lesser of the Borrowing Base Deficiency and $9,800,000 and (y) any failure to make such Borrowing Base Deficiency payment shall constitute an Event of Default, and (2) any Borrowing Base Deficiency in excess of $9,800,000 (if any) shall be cured in accordance with Section 3.04(c) of the Credit Agreement.
B. Both the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the reduction of the Borrowing Base pursuant to Section 3(A) shall continue to constitute the spring 2016 Scheduled Redetermination (and, in any event, shall not constitute an Interim Redetermination).

4. Limited Waiver.
A. The failure by the Borrower to comply with (i) the financial ratios set forth in Section 9.01(b) of the Credit Agreement for the fiscal quarter ended September 30, 2015, Section 9.01(a) and Section 9.01(b) of the Credit Agreement for the fiscal quarter ended December 31, 2015, Section 9.01(a) and Section 9.01(b) of the Credit Agreement for the fiscal quarter ended March 31, 2016, and Section 9.01(a), Section 9.01(b) and Section 9.01(c) for the fiscal quarter ended June 30, 2016, (ii) the covenants set forth in Section 6 of the Ninth Amendment, (iii) the requirement set forth in Section 8.01(a) of the Credit Agreement that the audited financial statements for the fiscal year ending December 31, 2015, not contain a “going concern” or like qualification, (iv) the covenants set forth in Section 8.16 of the Credit Agreement as a result of the Borrower’s failure to maintain Amegy Bank National Association as its principal depositary bank at all times prior to the effectiveness of the Tenth Amendment, (v) the requirement set forth in Section 3(A) of the Tenth Amendment, as in effect prior to this Waiver and Amendment, that the Borrower make a single lump sum payment in an amount equal to the lesser of the Borrowing Base Deficiency and $9,800,000 within two Business Days following the automatic reduction of the Borrowing Base and (vi) any Defaults or Events of Default arising as a result thereof, are each hereby conditionally waived (and any breach of any representation or warranty under the Credit Agreement or any other Loan Document as a result of the existence of such failures to comply is hereby similarly conditionally waived); provided that if the Borrower fails to make any mandatory payments as required by Section 3(A) of this Waiver and Amendment (if any), the foregoing waivers shall automatically expire at 5:00 p.m. eastern time on the Business Day any such mandatory payment becomes due but remains unpaid, and an Event of Default shall be deemed to have occurred as of September 30, 2015, and shall then continue and any and all remedies may be exercised unless or until each of the foregoing breaches has (i) been cured or (ii) further waived in accordance with the Credit Agreement. In the event that the mandatory payments required by Section 3(A) of this Waiver and Amendment (if any) are timely paid, the foregoing waivers shall become permanent.
B. The post-default rate of interest (which would otherwise apply as a result of the breaches described in the foregoing clause (A) of this Section 4 to the aggregate outstanding amount of all Loans from and after September 30, 2015) is hereby waived; provided that the waiver of the post-default rate of interest (1) shall be waived only so long as the provisions of Section 3(A) of this Waiver and Amendment are satisfied and the limited waivers described in clause (A) of this Section 4 have not terminated and (2) shall not apply to any other Default or Event of Default now existing or that may hereafter occur.
The waivers in this Section 4 are effective only in respect of the matters and for the time periods expressly set forth in this Section 4 and not for any other period and, except as expressly set forth in this Waiver and Amendment, no other waivers, amendments or modifications are intended or made by this Waiver and Amendment. No failure or delay on the part of the Administrative Agent, any Lender, the Issuing Bank or the holder of any Note in exercising any power or right under the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver or approval by the Administrative Agent, any Lender, the Issuing Bank or the holder of any Note under this Waiver and Amendment, the Credit Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to any subsequent transaction or any Default or Event of Default under any Loan Document.

5. Conditions Precedent. This Waiver and Amendment shall become effective on the date (the “Waiver and Amendment Effective Date”) on which each of the following conditions is satisfied:
A. Waiver and Amendment to Waiver and Tenth Amendment to Credit Agreement. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Waiver and Amendment duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent and each Lender.
B. Fees and Expenses. The Administrative Agent shall have received from the Borrower (a) payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Waiver and Amendment and the other documents in connection herewith and (b) all fees due and payable under the Credit Agreement and under any separate fee agreement entered into by the parties pursuant to the Credit Agreement.

C. Representations and Warranties; No Defaults. The Borrower shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Waiver and Amendment, the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) all representations and warranties contained herein or in the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the effectiveness of this Waiver and Amendment and (ii) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents, in each case after giving effect to the limited waivers set forth in Section 4 of this Waiver and Amendment.
6. Post-Closing Covenant. On or before September 6, 2016, the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying that (i) the Merger Agreement Parties have consummated the Merger Agreement Amendment to extend the September 30, 2016 termination date to a date not earlier than October 31, 2016 and (ii) attached thereto is a true and complete executed copy of the Merger Agreement Amendment. For the avoidance of doubt, the Borrower, the Administrative Agent and the Lenders hereby agree that the failure to comply with the covenant set forth in this Section 6 shall constitute a Waiver and Amendment Extension Termination Date event.
7. Certain Representations. The Borrower represents and warrants that, as of the date on which this Waiver and Amendment becomes effective: (A) the Borrower has full power and authority to execute this Waiver and Amendment and the other documents executed in connection herewith and this Waiver and Amendment and such other documents constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (B) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by the Borrower thereof. In addition, the Borrower represents that after giving effect to this Waiver and Amendment all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.
8. No Further Amendments. Except as amended hereby, the Credit Agreement, the Tenth Amendment and the other Loan Documents shall remain unchanged and all provisions shall remain fully effective between the parties.
9. Acknowledgments and Agreements. The Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms, and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. The Borrower, the Administrative Agent and each Lender do hereby adopt, ratify and confirm the Credit Agreement, the Tenth Amendment, as amended hereby, and the other Loan Documents and acknowledge and agree that the Credit Agreement, the Tenth Amendment, as amended hereby, and the other Loan Documents are and remain in full force and effect. The Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, the Tenth Amendment, as amended hereby, and under the other Loan Documents, are not impaired in any respect by this Waiver and Amendment. Any breach of any representations, warranties and covenants under this Waiver and Amendment shall be an Event of Default under the Credit Agreement.
10. Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (A) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement, the Tenth Amendment or any of the other Loan Documents (other than the waiver provided for in Section 4(A) of this Waiver and Amendment), or (B) to prejudice any right or rights that the Administrative Agent now has or may have in the future under or in connection with the Credit Agreement, the Tenth Amendment, as amended hereby, and the other Loan Documents, or any of the other documents referred to herein or therein. This Waiver and Amendment shall constitute a Loan Document for all purposes.

11. Release of Administrative Agent, Issuing Bank and Lenders; Etc. In consideration of the amendments and waivers set forth in this Waiver and Amendment, the Borrower and the Guarantors hereby release, acquit, forever discharge, and covenant not to sue, the Administrative Agent, the Issuing Bank and each Lender, along with all of their beneficiaries, officers, directors, shareholders, agents, employees, servants, attorneys and representatives, as well as their respective heirs, executors, legal representatives, administrators, predecessors in interest, successors and assigns (each individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, debts, liabilities, contracts, agreements, obligations, accounts, defenses, suits, offsets against the indebtedness evidenced by the Loan Documents, actions, causes of action or claims for damages or relief of whatever kind or nature, whether equitable or monetary, whether known or unknown, suspected or unsuspected by the Borrower which the Borrower, any Guarantor or any Subsidiary of any of them, has, had or may have against any Released Party, for or by reason of any matter, cause or thing whatsoever occurring on or at any time prior to the date of this Waiver and Amendment, including, without limitation, any matter that relates to, in whole or in part, directly or indirectly (a) the Credit Agreement, any Note, any Security Document, any other Loan Document or the transactions evidenced thereby, including, without limitation, any disbursements under the Credit Agreement, any Notes, the negotiation of any of the Credit Agreement, the Notes, the Mortgages, the Hazardous Materials Indemnity or the other Loan Documents, the terms thereof, or the approval, administration or servicing thereof, or (b) any notice of default, event of default in reference to any Loan Document or any other matter pertaining to the collection or enforcement by any Released Party of the indebtedness evidenced by any Loan Document or any right or remedy under any Loan Document, or (c) any purported oral agreements or understandings by and between any Released Party and the Borrower or any Guarantor in reference to any Loan Document.
12. Confirmation of Security. The Borrower hereby confirms and agrees that all of the Security Instruments, as may be amended in accordance herewith, which presently secure the Indebtedness shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Indebtedness as described in the Credit Agreement as modified by this Waiver and Amendment.
13. Counterparts. This Waiver and Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Waiver and Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
14. Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process” are incorporated herein by reference for all purposes.
15. Entirety, Etc. This Waiver and Amendment, the Expenses and Indemnity Letter and all of the other Loan Documents embody the entire agreement between the parties. THIS WAIVER AND AMENDMENT, THE EXPENSES AND INDEMNITY LETTER AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment to be effective as of the date and year first above written.
BORROWER YUMA EXPLORATION AND PRODUCTION COMPANY, INC. By: /s/ James J. Jacobs Name: James J. Jacobs Title: Chief Financial Officer

ADMINISTRATIVE AGENT
AND LENDER:

SOCIÉTÉ GÉNÉRALE

By: /s/ Max Sonnonstine
Name: Max Sonnonstine
Title: Director, Reserve Based Finance

LENDER:

CIT Bank, N.A.

By: /s/ John Feeley
Name: John Feeley
Title: Director

LENDER:

LEGACYTEXAS BANK (successor to Viewpoint Bank, N.A.)

By: /s/ Whitney Randolph
Name: Whitney Randolph
Title: Senior Vice President

Signature Page to Waiver and Amendment to
Waiver and Tenth Amendment

THE GUARANTORS HEREBY CONSENT TO THE EXECUTION, DELIVERY AND PERFORMANCE OF THE TERMS OF THIS WAIVER AND AMENDMENT BY THE BORROWER.

THE YUMA COMPANIES, INC.

By: /s/ James J. Jacobs
Name:   James J. Jacobs
Title:     Chief Financial Officer

PYRAMID OIL LLC

By: /s/ James J. Jacobs
Name:   James J. Jacobs
Title:     Chief Financial Officer

Signature Page to Waiver and Amendment to
Waiver and Tenth Amendment